KMJ | Corbin & Company
Business Advisors Tax and Audit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-140758 on Form S-1 of our report dated October 12, 2007 relating to the consolidated financial statements of Aftersoft Group, Inc. and subsidiaries as of June 30, 2007 and for each of the years in the two-year period then ended (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the June 30, 2006 consolidated financial statements to retroactively reflect combinations of entities under common control that occurred during fiscal 2007) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

KMJ Corbin & Company LLP

KMJ | Corbin & Company LLP

Irvine, California
March 20, 2008

p 949 296 9700 f 949 296 9701 2603 Main Street, Suite 600 Irvine CA 92614 kmjpartnerscpa.com
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